UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2019

STAAR Surgical Company

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11634	95-3797439
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1911 Walker Ave., Monrovia, California		91016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 626-303-7902

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	STAA	NASDAQ

Item 2.02    Results of Operations and Financial Condition

On July 31, 2019, STAAR Surgical Company (the “Company”) published a press release reporting its financial results for the quarter ended June 28, 2019, a copy of which is furnished as Exhibit 99.1 to this report and is incorporated herein by this reference.

Item 7.01 Regulation FD Disclosure.

On July 31, 2019, the Company also issued a press release announcing the submission of its multi-site European pivotal clinical trial data for the EVO+ Visian® ICL with Aspheric (EDOF) Optic to DEKRA, the Company’s European Notified Body. A copy of the press release is furnished as Exhibit 99.2 to this Report and is incorporated herein by this reference.

 This information and the information contained in these press releases shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Items 2.02 and 7.01 of this Current Report, and Exhibits 99.1 and 99.2 are not incorporated by reference into any filings of STAAR made under the Securities Act of 1933, as amended, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing unless specifically stated so therein.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release of the Company dated July 31, 2019.
99.2	Press release of the Company dated July 31, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

July 31, 2019	By:	/s/ Caren Mason
Caren Mason
President and Chief Executive Officer